Exhibit (99)(a)

Wells Fargo & Company

and

Wachovia Corporation

Supplementary Consolidating Financial Information

As of December 31, 2008 and 2007, and

For the Three Years Ended December 31, 2008

The “Bank” as noted herein refers to Wachovia Bank, National Association.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY CONSOLIDATING BALANCE SHEET INFORMATION

The Board of Directors

Wells Fargo & Company

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2008, and have issued our unqualified report dated February 23, 2009.

Our audit was made for the purpose of forming an opinion on the consolidated balance sheet of Wells Fargo & Company and Subsidiaries taken as a whole. The accompanying supplementary consolidating balance sheet as of December 31, 2008, is presented for purposes of additional analysis of the consolidated balance sheet rather than to present the financial position of the individual companies. The supplementary consolidating balance sheet has been subjected to the auditing procedures applied in the audit of the consolidated balance sheet and, in our opinion, is fairly stated in all material respects in relation to the consolidated balance sheet taken as a whole.

As discussed in Note 1 to the consolidated financial statements, Wells Fargo & Company changed its method of evaluating other-than-temporary impairment of certain investment securities in 2008 and changed its method of accounting for certain mortgages held for sale in 2007.

/s/    KPMG LLP

San Francisco, California

March 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and have issued our unqualified reports dated February 25, 2008, with respect to the consolidated balance sheets of Wachovia Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2007 and 2006, and for each of years in the three-year period ended December 31, 2007, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

As discussed in Note 1 to the consolidated financial statements, Wachovia Corporation changed its method of accounting for income tax uncertainties, leveraged leases, hybrid financial instruments, collateral associated with derivative contracts and life insurance during 2007 and changed its method of accounting for mortgage servicing rights, stock-based compensation and pension and other postretirement plans in 2006.

/s/    KPMG LLP

Charlotte, North Carolina

March 28, 2008

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

	December 31, 2008
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wells Fargo Consolidated
ASSETS
Cash and due from banks	$11,476	12,287	23,763
Federal funds sold, securities purchased under resale agreements and other short-term investments	85,042	(35,609)	49,433
Trading assets	41,120	13,764	54,884
Securities available for sale	54,075	97,494	151,569
Mortgages held for sale	594	19,494	20,088
Loans held for sale	3,502	2,726	6,228
Loans	380,470	484,360	864,830
Allowance for loan losses	(7,352)	(13,661)	(21,013)

Net loans	373,118	470,699	843,817
Mortgage servicing rights:
Measured at fair value (residential MSRs)	479	14,235	14,714
Amortized	604	842	1,446
Premises and equipment, net	4,470	6,799	11,269
Goodwill	7,878	14,749	22,627
Other assets	50,300	59,501	109,801

Total assets	$632,658	676,981	1,309,639

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing deposits	62,004	88,833	150,837
Interest-bearing deposits	360,060	270,505	630,565

Total deposits	422,064	359,338	781,402
Short-term borrowings	66,579	41,495	108,074
Accrued expenses and other liabilities	26,439	27,482	53,921
Long-term debt	59,806	207,352	267,158

Total liabilities	574,888	635,667	1,210,555

STOCKHOLDERS’ EQUITY
Preferred stock	—	31,332	31,332
Common stock	455	6,818	7,273
Additional paid-in capital	57,315	(21,289)	36,026
Retained earnings	—	36,543	36,543
Cumulative other comprehensive loss	—	(6,869)	(6,869)
Treasury stock	—	(4,666)	(4,666)
Unearned ESOP shares	—	(555)	(555)

Total stockholders’ equity	57,770	41,314	99,084

Total liabilities and stockholders’ equity	$632,658	676,981	1,309,639

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$14,767	8	349	15,124
Interest-bearing bank balances	1,936	—	1,121	3,057
Federal funds sold and securities purchased under resale agreements	8,416	—	7,033	15,449

Total cash and cash equivalents	25,119	8	8,503	33,630

Trading account assets	42,659	—	13,223	55,882
Securities	102,878	3,391	8,768	115,037
Loans, net of unearned income	396,670	50,845	14,439	461,954
Allowance for loan losses	(4,056)	(646)	195	(4,507)

Loans, net	392,614	50,199	14,634	457,447

Loans held for sale	16,451	1	320	16,772
Premises and equipment	5,533	286	786	6,605
Due from customers on acceptances	1,418	—	—	1,418
Goodwill	32,945	—	10,177	43,122
Other intangible assets	1,093	—	1,026	2,119
Other assets	33,800	2,348	14,716	50,864

Total assets	$654,510	56,233	72,153	782,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	61,569	87	(763)	60,893
Interest-bearing deposits	394,869	4,970	(11,603)	388,236

Total deposits	456,438	5,057	(12,366)	449,129
Short-term borrowings	27,179	14,853	8,361	50,393
Bank acceptances outstanding	1,424	—	—	1,424
Trading account liabilities	18,165	—	3,420	21,585
Other liabilities	14,652	991	3,508	19,151
Long-term debt	62,538	31,607	66,862	161,007

Total liabilities	580,396	52,508	69,785	702,689

Minority interest in net assets of consolidated subsidiaries	1,711	—	1,624	3,335

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	2,300	2,300
Common stock	455	—	6,079	6,534
Paid-in capital	53,925	—	2,224	56,149
Retained earnings	18,997	3,697	(9,238)	13,456
Accumulated other comprehensive income, net	(974)	28	(621)	(1,567)

Total stockholders’ equity	72,403	3,725	744	76,872

Total liabilities and stockholders’ equity	$654,510	56,233	72,153	782,896

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$22,283	7,970	1,005	31,258
Interest and dividends on securities	5,647	34	416	6,097
Trading account interest	1,306	—	756	2,062
Other interest income	1,865	229	720	2,814

Total interest income	31,101	8,233	2,897	42,231

INTEREST EXPENSE
Interest on deposits	10,840	2,665	(544)	12,961
Interest on borrowings	5,252	2,220	3,668	11,140

Total interest expense	16,092	4,885	3,124	24,101

Net interest income	15,009	3,348	(227)	18,130
Provision for credit losses	1,917	560	(216)	2,261

Net interest income after provision for credit losses	13,092	2,788	(11)	15,869

FEE AND OTHER INCOME
Service charges and fees	4,425	138	(80)	4,483
Commissions	51	—	2,827	2,878
Fiduciary and asset management fees	1,419	—	3,014	4,433
Principal investing	43	—	716	759
Other income	2,729	59	(2,044)	744

Total fee and other income	8,667	197	4,433	13,297

NONINTEREST EXPENSE
Salaries and employee benefits	6,475	737	4,978	12,190
Occupancy and equipment	1,987	144	445	2,576
Goodwill impairment	—	3,272	(3,272)	—
Other intangible amortization	240	116	68	424
Sundry expense	6,304	210	(1,882)	4,632

Total noninterest expense	15,006	4,479	337	19,822

Minority interest in income of consolidated subsidiaries	78	—	493	571

Income (loss) before income taxes	6,675	(1,494)	3,592	8,773
Income taxes	1,792	638	31	2,461

Net income (loss)	$4,883	(2,132)	3,561	6,312

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$19,187	2,483	306	21,976
Interest and dividends on securities	6,184	1	248	6,433
Trading account interest	1,054	—	521	1,575
Other interest income	1,228	63	990	2,281

Total interest income	27,653	2,547	2,065	32,265

INTEREST EXPENSE
Interest on deposits	8,880	772	(533)	9,119
Interest on borrowings	4,622	712	2,563	7,897

Total interest expense	13,502	1,484	2,030	17,016

Net interest income	14,151	1,063	35	15,249
Provision (benefit) for credit losses	499	(23)	(42)	434

Net interest income after provision for credit losses	13,652	1,086	77	14,815

FEE AND OTHER INCOME
Service charges and fees	4,159	22	55	4,236
Commissions	48	—	2,358	2,406
Fiduciary and asset management fees	1,258	—	2,110	3,368
Principal investing	—	—	525	525
Other income	3,991	1	138	4,130

Total fee and other income	9,456	23	5,186	14,665

NONINTEREST EXPENSE
Salaries and employee benefits	6,120	199	4,584	10,903
Occupancy and equipment	1,962	42	353	2,357
Other intangible amortization	331	59	33	423
Sundry expense	5,343	71	(1,501)	3,913

Total noninterest expense	13,756	371	3,469	17,596

Minority interest in income of consolidated subsidiaries	73	—	341	414

Income from continuing operations before income taxes	9,279	738	1,453	11,470
Income taxes	2,969	271	485	3,725

Income from continuing operations	6,310	467	968	7,745
Discontinued operations, net of income taxes	46	—	—	46

Net income	$6,356	467	968	7,791

(a)	Because Golden West Financial Corporation and its subsidiaries were acquired on October 1, 2006, information is for the three months ended December 31, 2006. World Savings Bank, FSB, an affiliate of Golden West Financial Corporation and its subsidiaries, was renamed Wachovia Mortgage, FSB in 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB (a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2006	$—	—	—	—
Preferred shares issued	—	—	2,300	2,300

Balance, December 31, 2007	—	—	2,300	2,300

COMMON STOCK
Balance, December 31, 2006	455	—	5,845	6,300
Purchases of common stock	—	—	(72)	(72)
Common stock issued for
Stock options and restricted stock	—	—	64	64
Acquisitions	—	—	242	242

Balance, December 31, 2007	455	—	6,079	6,534

PAID-IN CAPITAL
Balance, December 31, 2006	37,356	16,750	(2,313)	51,793
Preferred shares issued	—	—	(37)	(37)
Purchases of common stock	—	—	(609)	(609)
Common stock issued for
Stock options and restricted stock	—	—	1,151	1,151
Acquisitions	—	—	3,700	3,700
Changes incident to business combinations	16,569	(16,750)	181	—
Deferred compensation, net	—	—	151	151

Balance, December 31, 2007	53,925	—	2,224	56,149

RETAINED EARNINGS
Balance, December 31, 2006	16,453	7,996	(10,726)	13,723
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Purchases of common stock	—	—	(515)	(515)
Net income	4,883	(2,132)	3,561	6,312
Changes incident to business combinations	(2)	188	(186)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Cash dividends	(1,000)	(1,500)	(2,117)	(4,617)
Noncash dividends	—	(842)	842	—

Balance, December 31, 2007	18,997	3,697	(9,238)	13,456

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2006	(990)	—	(1,110)	(2,100)
Minimum pension liability	—	—	608	608
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	16	28	(119)	(75)

Balance, December 31, 2007	(974)	28	(621)	(1,567)

Total stockholders’ equity, December 31, 2007	$72,403	3,725	744	76,872

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2005	$455	—	4,687	5,142
Purchases of common stock	—	—	(274)	(274)
Common stock issued for
Stock options and restricted stock	—	—	83	83
Acquisitions	—	—	1,349	1,349

Balance, December 31, 2006	455	—	5,845	6,300

PAID-IN CAPITAL
Balance, December 31, 2005	34,604	2,187	(5,572)	31,219
Purchases of common stock	—	—	(1,746)	(1,746)
Common stock issued for
Stock options and restricted stock	—	—	1,037	1,037
Acquisitions	2,752	—	18,346	21,098
Changes incident to business combinations	—	14,563	(14,563)	—
Deferred compensation, net	—	—	185	185

Balance, December 31, 2006	37,356	16,750	(2,313)	51,793

RETAINED EARNINGS
Balance, December 31, 2005	12,974	7,529	(8,530)	11,973
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Purchases of common stock	—	—	(2,493)	(2,493)
Net income	6,356	467	968	7,791
Acquisitions	832	—	(832)	—
Cash dividends	(3,750)	—	161	(3,589)

Balance, December 31, 2006	16,453	7,996	(10,726)	13,723

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2005	(659)	—	(114)	(773)
Minimum pension liability	—	—	29	29
Adjustment to initially apply SFAS 158, net of income losses	—	—	(1,086)	(1,086)
Net unrealized gains (losses) on debt and equity securities and on derivative financial instruments	(331)	—	61	(270)

Balance, December 31, 2006	(990)	—	(1,110)	(2,100)

Total stockholders’ equity, December 31, 2006	$53,274	24,746	(8,304)	69,716

(a)	World Savings Bank, FSB, an affiliate of Golden West Financial Corporation and its subsidiaries, was renamed Wachovia Mortgage, FSB in 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2007
(In millions)	The Bank	Wachovia Mortgage, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income (loss)	$4,883	(2,132)	3,561	6,312
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	156	—	76	232
Provision for credit losses	1,861	242	158	2,261
(Gain) loss on securitization transactions	25	—	(63)	(38)
Gain on sale of mortgage servicing rights	(5)	—	—	(5)
Securities transactions	213	—	65	278
Depreciation and other amortization	932	171	766	1,869
Deferred income taxes	(53)	—	(132)	(185)
Trading account assets, net	(5,988)	—	(4,086)	(10,074)
(Gain) loss on sales of premises and equipment	(12)	12	5	5
Contribution to qualified pension plan	(270)	—	—	(270)
Excess income tax benefits from share-based payment arrangements	—	—	(158)	(158)
Loans held for sale, net	(3,247)	(1)	(2,235)	(5,483)
Deferred interest on certain loans	(132)	(1,386)	—	(1,518)
Other assets, net	(8,354)	(157)	3,225	(5,286)
Trading account liabilities, net	4,015	—	(658)	3,357
Other liabilities, net	401	(315)	(848)	(762)

Net cash used by operating activities	(5,575)	(3,566)	(324)	(9,465)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	21,295	133	171	21,599
Maturities of securities	59,791	—	974	60,765
Purchases of securities	(80,210)	(3,524)	320	(83,414)
Origination of loans, net	(110,819)	75,810	(11,118)	(46,127)
Sales of premises and equipment	171	218	(185)	204
Purchases of premises and equipment	(1,081)	(49)	9	(1,121)
Goodwill and other intangible assets	(11,825)	15,088	(3,953)	(690)
Purchase of bank-owned separate account life insurance, net	(1,637)	—	—	(1,637)
Cash equivalents acquired, net of purchases of banking organizations	—	—	(1,340)	(1,340)

Net cash provided (used) by investing activities	(124,315)	87,676	(15,122)	(51,761)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	105,427	(64,515)	615	41,527
Securities sold under repurchase agreements and other short-term borrowings, net	1,158	10,924	(13,026)	(944)
Issuances of long-term debt .	17,831	14,250	25,513	57,594
Payments of long-term debt	(9,141)	(29,490)	3,450	(35,181)
Issuances of preferred shares	—	—	2,263	2,263
Issuances of common stock, net	—	—	336	336
Purchases of common stock	—	—	(1,196)	(1,196)
Changes incident to business combinations	16,567	(16,562)	(5)	—
Changes incident to subsidiary divestiture	—	(13)	13	—
Excess income tax benefits from share-based payment arrangements	—	—	158	158
Cash dividends paid	(1,000)	(1,500)	(2,117)	(4,617)

Net cash provided (used) by financing activities	130,842	(86,906)	16,004	59,940

Increase (decrease) in cash and cash equivalents	952	(2,796)	558	(1,286)
Cash and cash equivalents, beginning of year	24,167	2,804	7,945	34,916

Cash and cash equivalents, end of year	$25,119	8	8,503	33,630

CASH PAID FOR
Interest	$15,791	4,721	2,911	23,423
Income taxes	5,630	1,018	(1,672)	4,976
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,816	—	3,382	6,198
Transfer to loans from securities resulting from terminated securitizations	—	—	310	310
Transfer to loans held for sale from loans	633	—	—	633
Cumulative effect of an accounting change, net of income taxes	(1,337)	—	(110)	(1,447)
Issuance of common stock, options and notes for purchase accounting acquisitions	$—	—	4,474	4,474

(a)	Formerly World Savings Bank, FSB, prior to December 31, 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2006
(In millions)	The Bank	World Savings Bank, FSB(a)	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$6,356	467	968	7,791
Adjustments to reconcile net income to net cash provided (used) by operating activities
Gain on sale of discontinued operations	(46)	—	—	(46)
Accretion and amortization of securities discounts and premiums, net	(36)	—	(1)	(37)
Provision (benefit) for credit losses	504	(23)	(47)	434
Gain on securitization transactions	(185)	—	(93)	(278)
Gain on sale of mortgage servicing rights	(29)	—	—	(29)
Securities transactions	(82)	2	(38)	(118)
Depreciation and other amortization	1,014	74	598	1,686
Deferred income taxes	628	—	(98)	530
Trading account assets, net	(3,476)	—	651	(2,825)
(Gain) loss on sales of premises and equipment	(3)	—	2	(1)
Contribution to qualified pension plan	(600)	—	—	(600)
Excess income tax benefits from share-based payment arrangements	—	—	(152)	(152)
Loans held for sale, net	(6,708)	193	176	(6,339)
Deferred interest on certain loans	—	(362)	—	(362)
Other assets, net	1,352	(327)	(3,575)	(2,550)
Trading account liabilities, net	1,510	—	(880)	630
Other liabilities, net	407	(918)	4,720	4,209

Net cash provided (used) by operating activities	606	(894)	2,231	1,943

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,152	263	2,180	31,595
Maturities of securities	17,021	—	1,827	18,848
Purchases of securities	(34,368)	—	(5,836)	(40,204)
Origination of loans, net	(23,889)	(809)	(814)	(25,512)
Sales of premises and equipment	256	—	36	292
Purchases of premises and equipment	(1,542)	(18)	(196)	(1,756)
Goodwill and other intangible assets	(1,684)	—	1,584	(100)
Purchase of bank-owned separate account life insurance, net	(2,544)	—	—	(2,544)
Cash equivalents acquired, net of purchases of banking organizations	1,146	—	(3,678)	(2,532)

Net cash used by investing activities	(16,452)	(564)	(4,897)	(21,913)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase (decrease) in deposits, net	15,681	2,517	(4,930)	13,268
Securities sold under repurchase agreements and other short-term borrowings, net	(12,172)	(521)	(4,553)	(17,246)
Issuances of long-term debt	25,715	—	16,714	42,429
Payments of long-term debt	(8,831)	—	(5,073)	(13,904)
Issuances of common stock, net	—	—	664	664
Purchases of common stock	—	—	(4,513)	(4,513)
Changes incident to business combinations	—	5,795	(5,795)	—
Excess income tax benefits from share-based payment arrangements	—	—	152	152
Cash dividends paid	(3,750)	—	161	(3,589)

Net cash provided (used) by financing activities	16,643	7,791	(7,173)	17,261

Increase (decrease) in cash and cash equivalents	797	6,333	(9,839)	(2,709)
Cash and cash equivalents, beginning of year	23,370	(3,529)	17,784	37,625

Cash and cash equivalents, end of year	$24,167	2,804	7,945	34,916

CASH PAID FOR
Interest	$13,323	1,184	1,872	16,379
Income taxes	2,803	—	(332)	2,471
NONCASH ITEMS
Transfer to securities from loans resulting from securitizations	2,422	—	—	2,422
Transfer to securities from loans held for sale resulting from securitizations	60	—	—	60
Transfer to loans from loans held for sale	335	—	—	335
Cumulative effect of an accounting change, net of income taxes	41	—	—	41
Issuance of common stock for purchase accounting acquisitions	$—	—	22,447	22,447

(a)	World Savings Bank, FSB, an affiliate of Golden West Financial Corporation and its subsidiaries, was renamed Wachovia Mortgage, FSB in 2007.

See accompanying Report of Independent Registered Public Accounting Firm on Supplementary Consolidating Financial Information.